                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Shop At Home, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     C. Michael Norton, Wyatt, Tarrant & Combs, 1500 Nashville City Center,
                           Nashville, Tennessee 37219
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                               SHOP AT HOME, INC.
                           5388 HICKORY HOLLOW PARKWAY
                            ANTIOCH, TENNESSEE 37013


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 30, 2000


         Notice is hereby given that the Annual Meeting of Shareholders of Shop At Home, Inc. (hereinafter called the "Company"), will be held at the offices of the Company, located at 5388 Hickory Hollow Parkway, Antioch, Tennessee, on March 30, 2000, at 10:00 a.m. local time, for the following purposes:

         (1) To consider and to vote upon the election of six (6) directors to serve until the next annual meeting and until their successors are duly elected and qualified;

         (2) To consider and to vote upon the approval of the Company's 1999 Employee Stock Option Plan;

         (3) To consider and to vote upon the approval of the Kent E. Lillie Stock Option;

         (4) To consider and to vote upon the approval of an amendment to the Charter of the Company to provide that the provisions of the Tennessee Investor Protection Act, the Tennessee Business Combination Act, the Tennessee Control Share Acquisition Act and the Tennessee Greenmail Act will be applicable to the Company, to the extent permitted by law;

         (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. The Annual Meeting may be adjourned from time to time without notice, other than the announcement of the adjournment at the Annual Meeting or any adjournment or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Annual Meeting.

         The Board of Directors has fixed the close of business on February 25, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                             By Order of the Board of Directors

                                             George J. Phillips, Secretary
Nashville, Tennessee
March 9, 2000

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT, AT ANY TIME BEFORE IT IS VOTED.

                                TABLE OF CONTENTS


Information Concerning the Solicitation..........................................................................    1

Security Ownership of Certain Beneficial Owners..................................................................    2

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS..........................................................................    3
         Director Nominees.......................................................................................    3
         Security Ownership of Management and Directors..........................................................    4
         Other Executive Officers................................................................................    5
         Remuneration of Directors and Officers..................................................................    6
         Summary Compensation....................................................................................    7
         Option Grants in Last Fiscal Year.......................................................................    8
         Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..................................    9
         Employment Agreements...................................................................................   10
         Compensation of Directors...............................................................................   11
         Omnibus Stock Incentive Plan............................................................................   11
         Transactions with Management and Directors..............................................................   12
         Compensation Committee Interlocks and Insider Participation.............................................   12
         Transactions with Related Parties.......................................................................   12
         Report on Executive Compensation........................................................................   13
         Compensation Philosophy and Policies for Executive Officers.............................................   13
         Base Salary.............................................................................................   13
         Annual Bonus............................................................................................   14
         Long-Term Incentives....................................................................................   14
         Chief Executive Compensation............................................................................   15
         Stockholder Return Comparisons..........................................................................   15
         Compliance with Section 16(a) of the Exchange Act.......................................................   16

PROPOSAL NO. 2 -- ADOPTION OF 1999 EMPLOYEE STOCK OPTION PLAN....................................................   16
         General Information.....................................................................................   16
         Term of Options.........................................................................................   17
         Change of Control.......................................................................................   17
         Plan Amendments.........................................................................................   18
         Tax Effects of Plan Participation.......................................................................   18
         Existing Plan...........................................................................................   19
         Stockholder Resolution..................................................................................   19

PROPOSAL NO. 3 - KENT E. LILLIE OPTION...........................................................................   19
         General Introduction....................................................................................   19
         Term of Options.........................................................................................   20
         Tax Effects.............................................................................................   20
         Shareholder Resolution..................................................................................   21

PROPOSAL NO. 4 - CHARTER AMENDMENT - CORPORATE TAKEOVER STATUTES.................................................   21
         Business Combinations...................................................................................   21
         Control Share Acquisitions..............................................................................   22
         Investor Protection Laws................................................................................   22
         Greenmail...............................................................................................   23
         Reasons for the Recommenation...........................................................................   23

PROPOSAL NO. 5 -- OTHER BUSINESS.................................................................................   24

OTHER INFORMATION................................................................................................   24
         Interests of Company Affiliates.........................................................................   24

         Proposals of Shareholders...............................................................................   24
         Cost of Solicitation of Proxies.........................................................................   24
         Annual Report...........................................................................................   25


EXHIBIT A- 1999 STOCK OPTION PLAN
EXHIBIT B - KENT E. LILLIE OPTION
EXHIBIT C - CHARTER AMENDMENT - CORPORATE TAKEOVER STATUTES

                               SHOP AT HOME, INC.
                           5388 HICKORY HOLLOW PARKWAY
                            ANTIOCH, TENNESSEE 37013
                                 (615) 263-8000


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                     INFORMATION CONCERNING THE SOLICITATION

         The accompanying proxy is solicited by the Board of Directors of Shop At Home, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held on March 30, 2000, and any adjournments thereof, notice of which is attached hereto.

         This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1999, have been mailed on or about March 9, 2000, to all shareholders of record on February 25, 2000.

         The purposes of the Annual Meeting are: [1] to consider and to vote upon the election of six (6) directors; [2] to consider and to vote upon the approval of the Company's 1999 Employee Stock Option Plan; and [3] to consider and to vote upon the approval of the Kent E. Lillie Stock Option; [4] to consider and to vote upon the approval of an amendment to the Charter of the Company in order to make applicable to the Company certain Tennessee corporate takeover statutes; and [5] to consider such other business as may properly come before the meeting or any adjournment thereof.

         A shareholder of record who signs and returns a proxy in the accompanying form may revoke that proxy at any time before the authority granted thereby is exercised (i) by attending the Annual Meeting and electing to vote in person, (ii) by filing with the Secretary of the Company a written revocation, or (iii) by duly executing and filing with the Secretary of the Company a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with that specification. If no specification is made, all shares will be voted: FOR the election of all director nominees, FOR the approval of the 1999 Employee Stock Option Plan, FOR the approval of the Kent E. Lillie Stock Option, and FOR the amendment to the Charter of the Company to make the Tennessee corporate takeover statutes applicable to the Company.

         The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If, however, any other matter does come before the meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on February 25, 2000 (the "Record Date") as the record date for the Annual Meeting. The Company's only class of securities entitled to vote is its Common Stock, $.0025 par value per share ("Common Stock"). On the Record Date, the Company had outstanding 30,491,515 shares of Common Stock. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders will be entitled to one vote for each share held, which vote may be given in person or by proxy authorized in writing.

         Under the Tennessee Business Corporation Act (the "Act") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock is necessary to establish a quorum of the Company's shareholders for the purpose of taking action at the Annual Meeting. For these purposes, shares which are present or represented by a proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise his discretionary voting authority with respect to any particular matter.

         The directors standing for election must be elected by a plurality of the votes cast at the Annual Meeting. Any other action to be taken at the Annual Meeting must be approved by a majority of the votes cast. For these voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

         None of the proposals will give any shareholder of the Company the right to dissent from such action, and to thereby obtain payment in cash of the fair value of that shareholder's shares.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information relates to the Common Stock of the Company beneficially owned, directly or indirectly, by all persons known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, as of February 25, 2000. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                                                                    AMOUNT AND NATURE OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                             BENEFICIAL OWNERSHIP         CLASS
---------------------------------------                             --------------------      ----------


J.D. Clinton and SAH Holdings, Ltd.(2).......................             4,740,356             14.49%



(1) In addition to shares over which the person has voting power or investment power, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(2) Mr. Clinton's address and the address of SAH Holdings, Ltd. ("SAH"), is 400 Fifth Avenue South, Suite 205, Naples, Florida 34102. SAH is a Florida limited partnership with Gatehouse Equity Management Corporation, a Tennessee corporation ("GEM"), as its sole general partner. Mr. Clinton is chairman, a director and the sole shareholder of GEM. SAH currently owns 1,840,490 shares of Common Stock, and holds warrants to purchase an additional 1,650,000 shares of Common Stock. Clinton Investments, Ltd., a limited partnership for which GEM is the sole general partner, owns 595,285 shares of Common Stock, and holds warrants to purchase an additional 542,500 shares of Common Stock. GEM owns 18,600 shares of Common Stock. Mr. Clinton holds options to purchase 25,000 shares of stock from the Company. Mr. Clinton's wife owns, individually, 9,320 shares of Common Stock. Two trusts, the beneficiaries of whom are members of Mr. Clinton's immediate family, own 59,161 shares of Common Stock in the aggregate. All of the listed shares are assumed to be beneficially owned by Mr. Clinton.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors proposes the election of the six (6) nominees listed below. Unless contrary instructions are received, it is intended that the shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. If for any reason any of the nominees is not available for election, the persons named in the Proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and therefore does not at this time have any substitute nominee under consideration. The information relating to the six (6) nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company, having been elected at the Company's annual meeting held on December 2, 1998. At the December 2, 1998 annual meeting a total of eight (8) directors were elected. One director, Patricia E. Mitchell, resigned from the Board of Directors effective January 27, 1999. Another director, Donna Hilley, resigned from the Board of Directors effective December 15, 1999. Both Ms. Mitchell and Ms. Hilley resigned because of schedule conflicts that prevented them from serving as directors. The Company's Bylaws specify that the Company's President shall be a member of its Board of Directors.

         The Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE LISTED NOMINEES.

         J.D. Clinton, Director and Chairman of the Board. Mr. Clinton has been a Director and Chairman of the Board since 1993. Mr. Clinton is Chairman, President and Chief Executive Officer of Independent Southern BancShares, Inc., Brownsville, Tennessee, a diversified financial institutions holding company. Mr. Clinton is Chairman and Director, INSOUTH Bank, Brownsville, Tennessee. Mr. Clinton is a Director, Southern Financial, Inc., Nashville, Tennessee. Age 55.

         Kent E. Lillie, President and Chief Executive Officer and Director. Mr. Lillie joined the Company as President and Chief Executive Officer in September 1993 and has been a Director since that date. Prior to joining the Company, Mr. Lillie was Vice President and General Manager, WATL-TV, Atlanta, Georgia, 1992-1993, and was Vice President and General Manager, WPTY-TV, Memphis, Tennessee, 1987-1992. Age 53.

         Frank A. Woods, Director. Mr. Woods has been a Director since 1993. Since 1991, Mr. Woods has been Chairman of the Board and Director of MediaUSA L.L.C. (and its predecessor company, MediaOne), Nashville, Tennessee, a communications consulting and strategic planning firm. Mr. Woods is a principal of The Woods Group, Nashville, Tennessee, a diversified merchant banking firm. Age 59.

         A.E. Jolley, Director. Mr. Jolley has been a Director since 1986. Mr. Jolley has been President, Lakeway Containers, Inc., Morristown, Tennessee, a corrugated container manufacturer, since 1975. Mr. Jolley is a Director, Kingwood School, Morristown, Tennessee, and Commissioner, Morristown City Planning Commission. Mr. Jolley is a Member, Board of Trustees, Walters State Community College. Age 61.

         Joseph I. Overholt, Director. Mr. Overholt has been a Director since 1986. Mr. Overholt has been President and Owner of Planet Systems, Inc., a computer software development company engaged in the satellite delivery of computer data, since 1992. Mr. Overholt has been President and Owner of Skylink Communications since 1989. Mr. Overholt was a Vice President of the Company from 1986 through August 1993. Age 53.

         J. Daniel Sullivan, Director. Mr. Sullivan has been a Director since the annual meeting of shareholders held on March 6, 1998. Mr. Sullivan currently is President & Chief Executive Officer of Quorum Broadcasting, Inc., a television broadcasting business. Mr. Sullivan served as the President and CEO of Sullivan Broadcasting Company, a television broadcasting company from 1995 to 1998. Between 1987 and 1995, Mr. Sullivan was the President of Clear Channel TV, a subsidiary of Clear Channel Communications, Inc., a broadcasting company. Age 48.

         The principal business activity of each of the above Directors has been as shown above during the past five years, except that in some cases the individual has been employed by a predecessor organization or has undertaken greater responsibilities with the same employer, a parent company, or a successor organization.

         The Board of Directors has no standing nominating or compensation committees. The Board of Directors has appointed Messrs. Clinton, Woods and Lillie to serve as an administrative committee to administer the Company's 1991 Omnibus Stock Incentive Plan. The Board of Directors has appointed Messrs. Clinton and Woods to serve as an administrative committee to administer the Company's 1999 Stock Option Plan. The Board of Directors has appointed Mr. Clinton, Mr. Woods, Mr. Sullivan, and Mr. Jolley to serve as an audit committee. During the last fiscal year, the audit committee held one (1) meeting.

         During the fiscal year ended June 30, 1999, the Board of Directors held six (6) meetings. No incumbent director attended fewer than 75% of the Board meetings during the year, with the exception of Ms. Hilley. Ms. Hilley was elected to the Board of Directors on December 2, 1998 and between that date and June 30, 1999, the Board had two (2) meetings of which Ms. Hilley was absent from one (1) of the meetings because of a schedule conflict.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following information presents the beneficial ownership of the Common Stock of the Company, as of February 25, 2000, by the Company's directors, director nominees, the executive officers named in the Remuneration of Directors and Officers, and by all directors, director nominees and executive officers as a group.


                                                                    AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                         BENEFICIAL OWNERSHIP         CLASS
---------------------------                                         --------------------       ----------

J.D. Clinton (2).............................................                     4,740,356      14.49%
Kent E. Lillie (3)...........................................                     1,157,600       3.70%
A.E. Jolley (4)..............................................                       536,092       1.76%
Joseph I. Overholt (5).......................................                       440,000       1.44%
J. Daniel Sullivan (6).......................................                       161,000         *
Joseph Nawy (7)..............................................                        75,000         *
M. Engle III (8).............................................                        51,250         *
Henry I. Shapiro (9).........................................                        45,100         *
Frank A. Woods (10)..........................................                        25,000         *
Everit A. Herter (11)........................................                        19,000         *
James Bauchiero  ............................................                             0        --
All directors and executive officers as a group
   (15 persons)..............................................                     7,434,498     22.04%


* Less than 1.0%.

(1) In addition to shares over which the person has voting power or investment power, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised.

(2) See Notes in preceding section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

(3) Includes options to purchase 825,000 shares of Common Stock from the Company and 32,600 shares of Common Stock held in a retirement account controlled by Mr. Lillie.

(4) Includes options to purchase 25,000 shares of Common Stock from the Company.

(5) Includes options to purchase 25,000 shares of Common Stock from the Company.

(6) Includes options to purchase 15,000 shares of Common Stock from the Company.

(7) Mr. Nawy holds 5,000 shares in a retirement account that he controls and 100 shares in a family limited partnership. Mr. Nawy left his position as Vice President Finance of the Company on December 31, 1999.

(8) Includes options to purchase 48,000 shares of Common Stock from the Company.

(9) Includes options to purchase 42,000 shares of Common Stock from the Company.

(10) Includes options to purchase 25,000 shares of Common Stock from the Company.

(11) Includes options to purchase 10,000 shares of Common Stock from the Company.


                            OTHER EXECUTIVE OFFICERS

         The following information relates to the executive officers of the Company, as of February 25, 2000, other than Mr. Lillie who also serves as a director of the Company, as noted above. With the exception of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, who have employment agreements, the remaining executive officers serve at the discretion of the Board:

NAME                                          AGE                  POSITION
----                                          ---                  --------

Theodore M. Engle III.................         37      President, collectibles.com

Everit A. Herter......................         58      Executive Vice President of Affiliate Relations

H. Wayne Lambert......................         50      Executive Vice President and Chief Information Officer

George J. Phillips....................         38      Executive Vice President, General Counsel and Secretary

John E. Roberson.....................          33      Executive Vice President and Chief Operating Officer

Arthur D. Tek.........................         50      Executive Vice President and Chief Financial Officer

         Theodore M. Engle III, President, collectibles.com. Mr. Engle has served as President of collectibles.com since July 1999. Mr. Engle joined the Company in February 1998 as Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Engle was Chief Operating Officer of HLC, Inc., a developer and provider of banking products to corporate clients. Prior to joining HLC, Inc. in 1995, Mr. Engle served as Chief Financial Officer for IBM's Tennessee marketing and sales operation. He was with IBM for 11 years. Mr. Engle holds a BS degree in accounting from the University of Tennessee.

         Everit A. Herter, Executive Vice President of Affiliate Relations. Mr. Herter became Executive Vice President of Affiliate Relations in September 1998, and has served the Company since 1994 as a consultant, as Director of Affiliate Relations and as Vice President for Affiliate Relations. Prior to joining the Company, Mr. Herter was a Senior Vice President with the J. Walter Thompson Company advertising agency ("JWT"). Mr. Herter was with JWT for 16 years. Before joining JWT, Mr. Herter was Vice President, Management Supervisor on the Ford Motor Company Corporate advertising account and Assistant to the President of Kenyon & Eckhardt Advertising in New York City.

         H. Wayne Lambert, Executive Vice President and Chief Information Officer. Mr. Lambert became Executive Vice President and Chief Information Officer in August 1999. He joined the Company in March 1992 as Vice President of Information Technology. Prior to joining the Company, he served as Operations Officer for National Book Warehouses, Inc. in Knoxville, Tennessee. Prior to joining National Book Warehouses, he served as Assistant Controller for the Knoxville News-Sentinel, a newspaper in Knoxville, Tennessee. Mr. Lambert is a retired Captain of the Tennessee Air National Guard and a Base Budget Officer. He is a graduate of the University of Tennessee.

         George J. Phillips, Executive Vice President, General Counsel and Secretary. Mr. Phillips joined the Company in November 1997. Prior to joining the Company, Phillips was Counselor to the Assistant Attorney General of the Civil Division of the United States Department of Justice from 1993 through 1997, where he oversaw the Office of Consumer Litigation. Prior to joining the Justice Department, Mr. Phillips was in private practice with Baker, Worthington, Crossley, Stansberry & Woolf in Nashville, Tennessee, from 1989 to 1993 where he concentrated on litigation. Mr. Phillips graduated from Duke and obtained his law degree from the University of Tennessee. Mr. Phillips is a member of the American Corporate Counsel Association and the Tennessee Bar Association.

         John E. Roberson, Executive Vice President and Chief Operating Officer. Mr. Roberson joined the Company in October 1999 in his current position. Prior to joining the Company, Mr. Roberson served as Senior Vice President of Marketing for KnowledgeBase Marketing, an integrated information-based marketing firm that specializes in assisting companies to acquire, retain and increase their customer base, from 1996 to 1999. Prior to then, Mr. Roberson was Vice President of Marketing and Licensing for Performance Unlimited, Inc., and was Brand Manager and Direct Marketing Manager for Johnston & Murphy, a premium men's footwear company. Mr. Roberson holds an M.B.A. from Vanderbilt University with an emphasis in Consumer Satisfaction and a B.A. from David Lipscomb University.

         Arthur D. Tek, Executive Vice President and Chief Financial Officer. Mr. Tek has served as the Executive Vice President and Chief Financial Officer since March 1999. Prior to joining the Company, Mr. Tek served as Chief Financial Officer of Paxson Communications Corporation (owner of the nation's largest group of television stations) from 1992 to March 1999. Mr. Tek currently serves on the board of the Broadcast Cable Financial Management Association. He is also a member of the American Institute of CPA's. Mr. Tek holds a bachelor's degree in economics from Tulane University, an MBA degree in accounting from Columbia University and an MS degree in information systems from Rensselaer Polytechnic Institute.


                     REMUNERATION OF DIRECTORS AND OFFICERS

SUMMARY COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended June 30, 1999, to those persons who served as the Company's CEO during the 1999 fiscal year and were the Company's most highly compensated executive officers (other than the CEO) serving as of the end of the 1999 fiscal year whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"). Not more than five persons (six including Mr. Bauchiero) are required to be shown.

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM
                                              ANNUAL COMPENSATION                     COMPENSATION
                              -------------------------------------------------    ------------------
                                                                                       SECURITIES          ALL OTHER
  NAME AND                                                         OTHER ANNUAL    UNDERLYING OPTIONS       COMPEN-
  PRINCIPAL                             SALARY        BONUS        COMPENSATION          /SARS              SATION
  POSITION                    YEAR        $             $                $              (#)(2)                 $
  --------                    ----      ------       -------       ------------    ------------------      ---------


  Kent E. Lillie              1999      204,583           --          12,000(1)         510,000                --
    President/CEO             1998      190,000      124,523          12,000(1)          55,000            88,453(3)
                              1997      188,654      155,605          12,000(1)         510,000                --

  Theodore M. Engle           1999      140,000           --              --             50,000                --
    III, President,           1998       41,539           --              --            100,000                --
    collectibles.com          1997          N/A          N/A             N/A                N/A               N/A

  Joseph Nawy,                1999      115,000        5,480             500(1)              --                --
    Vice President            1998      115,000       12,449           6,000(1)          10,000             1,554(3)
    Finance                   1997      114,393       15,560           6,000(1)          20,000                --

  Henry I. Shapiro,           1999      130,000        2,800              --                               14,792(3)
     Vice President           1998      129,308           --              --             15,000                --
     Merchandise              1997       97,510           --              --             10,000                --

  Everit A. Herter            1999      120,769       12,000              --                 --                --
     Executive                1998       94,961       12,000              --                 --                --
     Vice President           1997       76,707       12,000              --                 --                --
     Affiliate Relations

  James Bauchiero             1999      150,000           --           7,200(1)              --                --
     Executive                1998       70,385           --           3,600(1)              --                --
     Vice President           1997          N/A          N/A             N/A                N/A               N/A
     CFO

(1)      Other Annual Compensation consists of automobile allowances.

(2)      All numbers represent options to purchase Common Stock of the Company.

(3)      Other Compensation consists of relocation allowances.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option and stock appreciation right ("SAR") grants to any Named Executive Officer who was granted a stock option during the 1999 fiscal year of the Company.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                                          INDIVIDUAL GRANTS
                     ---------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE VALUE
                       NUMBER OF     % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                      SECURITIES     OPTIONS/SARS     EXERCISE                     STOCK PRICE APPRECIATION FOR
                      UNDERLYING     GRANTED TO       OR BASE                               OPTION TERM
                     OPTIONS/SARS    EMPLOYEES IN      PRICE       EXPIRATION      ----------------------------
NAME                  GRANTED (#)    FISCAL YEAR       ($/SH)         DATE              5%(S)         10%($)
----                 ------------    ------------     --------     ----------      -----------      -----------

Kent E. Lillie          100,000         9.83%          $11.813      1/27/04(1)         332,671        727,496

                        100,000         9.83%          $11.813      1/27/05            408,055        917,745

                        100,000         9.83%          $11.813      1/27/06            487,208      1,127,020

                        100,000         9.83%          $11.813      1/27/07            570,318      1,357,221

                        100,000         9.83%          $11.813      1/27/08            657,584      1,610,444

                         10,000          .98%          $ 6.969      12/2/03(2)          19,254         42,546

Everit A. Herter          9,000          .88%          $ 3.031      8/19/04(3)           9,277         21,047

                          9,000          .88%          $ 3.031      8/19/05             11,105         25,880

                          9,000          .88%          $ 3.031      8/19/06             13,025         31,196

                          9,000          .88%          $ 3.031      8/19/07             15,040         37,043

                          9,000          .88%          $ 3.031      8/19/08             17,156         43,476

Theodore M. Engle III    10,000          .98%          $ 3.563      7/1/04(4)           12,118         27,491

                         10,000          .98%          $ 3.031      7/1/05              14,505         33,803

                         10,000          .98%          $ 3.031      7/1/06              17,012         40,746

                         10,000          .98%          $ 3.031      7/1/07              19,644         48,384

                         10,000          .98%          $ 3.031      7/1/08              22,408         56,785

(1) Options to acquire 500,000 shares of Common Stock of the Company were issued January 27, 1999, of which options to purchase 100,000 shares became exercisable on January 27, 1999, with options to acquire 100,000 shares to become exercisable on January 27, 2000, 2001, 2002 and 2003. The options expire on the earlier of thirty (30) days after the termination of employment or five (5) years from the date the options become exercisable.

(2)      Options awarded for serving as a director.

(3) Options to acquire 45,000 shares of Common Stock of the Company were issued August 19, 1998, of which options to purchase 9,000 shares became exercisable on August 19, 1999, with options to acquire 9,000 shares to become exercisable on August 19, 2000, 2001, 2002 and 2003.

(4) Options to acquire 50,000 shares of Common Stock of the Company were issued July 1, 1998, of which options to purchase 10,000 shares became exercisable on July 1, 1999, with options to acquire 10,000 shares to become exercisable on July 1, 2000, 2001, 2002, and 2003.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to options exercised by any Named Executive Officer during the 1999 fiscal year of the Company, and with respect to unexercised options to purchase shares of the Common Stock held by such officers as of the end of the 1999 fiscal year.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUE

                                                                      NUMBER OF        VALUE OF UNEXERCISED
                                                                     UNEXERCISED           IN-THE-MONEY
                                                                   OPTIONS/SARS AT         OPTIONS/SARS
                                                                    JUNE 30, 1999        AT JUNE 30, 1999
                          SHARES ACQUIRED        VALUE REALIZED      EXERCISABLE/          EXERCISABLE/
NAME                      ON EXERCISE (#)             ($)           UNEXERCISABLE        UNEXERCISABLE(5)
----                      ---------------        --------------    ---------------     --------------------

Kent E. Lillie                 None                      N/A       625,000/650,000      $4,675,650/$2,226,500

Theodore M. Engle III         2,000               $ 19,250(1)       18,000/130,000      $  160,308/$1,157,780

Everit Herter                10,000               $120,650(2)             0/65,000                 0/$578,890

Joseph Nawy                  56,000               $658,630(3)         2,000/32,000      $     17,812/$284,992

Henry I. Shapiro             20,000               $242,500(4)        37,000/18,000      $    329,522/$160,308


(1) Options to purchase 2,000 shares were exercised on February 19, 1999 at an exercise price of $3.63 per share. The value realized is based upon the closing price on the Nasdaq National Stock Market ("NMS") on that date of $13.25.

(2) Exercised on February 11, 1999 at an exercise price of $2.810 per share. The value realized is calculated using the closing price on the NMS market on that date of $14.875.

(3) Options to purchase 10,000 shares were exercised on February 11, 1999 and February 17, 1999 and options to purchase 28,000 shares were exercised on February 23, 1999, each at an exercise price of $2.125 per share. Options to purchase 8,000 shares were exercised on February 23, 1999 at an exercise price of $2.875 per share. The value realized is based upon the closing price on the NMS market as of the close of those dates of $14.875, $9.938 and $14.875, respectively.

(4) Options to purchase 10,000 shares were exercised on February 11, 1999 and February 23, 1999, each at an exercise price of $2.75 per share. The value realized is based upon the closing price on the NMS market as of those dates of $14.875.

(5) The market value of underlying securities at June 30, 1999, was $8.906 per share based upon the NMS closing price. "In-the-Money" options are options in which the fair market value of the underlying securities exceeds the exercise price of the options.

EMPLOYMENT AGREEMENTS

         KENT E. LILLIE. On September 25, 1993, the Company executed an employment agreement with Kent E. Lillie whereby Mr. Lillie commenced employment as the Company's President and Chief Executive Officer. Under that agreement, Mr. Lillie was granted options to purchase up to 600,000 shares of Common Stock at an exercise price of $1.00 per share during the term of the agreement. Of those options, options to purchase 100,000 shares vested immediately, and additional options to purchase 100,000 shares vested on each anniversary date of the agreement for five years. The options expire on the earlier to occur of (a) five years after the date of vesting or (b) thirty days after termination of Mr. Lillie's employment with the Company. In the event of a "change of control" of the Company, as defined in the agreement, the agreement granted Mr. Lillie certain rights, including the right to resign any time during the twelve months following the occurrence of the change of control, and in the event of such resignation, any options to purchase stock not yet vested would automatically vest on the date of resignation.

         On June 21, 1996, the Board of Directors granted Mr. Lillie options to purchase an additional 500,000 shares of the Company's Common Stock at a price of $3.75 per share. Options to purchase 100,000 of these shares vested on January 1, 1997, 1998, 1999 and 2000, and options to purchase an additional 100,000 shares will vest on January 1 of each year thereafter for another two years. Effective June 19, 1997, these options were replaced with options having the same terms and conditions, except for the exercise price which was reduced to $2.87.

         Effective July 1, 1997, the Company executed a new employment agreement with Mr. Lillie to continue his employment as President and Chief Executive Officer. The agreement provided that Mr. Lillie would be granted options to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $2.875 per share. These options will vest on June 30, 2001 and expire on June 30, 2006. In the event of a "change of control" of the Company, as defined in the agreement, the agreement grants Mr. Lillie certain rights, including the right to resign at any time during the twelve months following the occurrence of the event, and any options to purchase stock not yet vested shall automatically vest on the date of such termination. The Company also agreed to pay or reimburse Mr. Lillie for the relocation of his primary residence from Atlanta, Georgia, to Nashville, Tennessee, the Company's new headquarters location. The Company also agreed to make Mr. Lillie a loan in the amount of $800,000 in connection with the relocation of his residence. All of the loan proceeds have been advanced to Mr. Lillie. The loan matures on the earlier of (i) the date of Mr. Lillie's termination from the Company, or (ii) June 30, 2002. Until maturity, payments equal to ten percent (10%) of bonus payments made to Mr. Lillie are required to be used to repay the loan. During the fiscal year ending June 30, 1999, Mr. Lillie received no cash bonus payments to apply as payments on the loan. The loan does not bear interest.

         Effective January 27, 1999, the Company executed a new employment agreement with Mr. Lillie to continue his employment as President and Chief Executive Officer. Under the terms of the agreement, Mr. Lillie will be employed for a term of five (5) years, beginning February 1, 1999, with a base salary of $225,000 per year. The agreement is automatically renewable for successive two
(2) year terms unless either party terminates the agreement prior to the commencement of the renewal term. In addition to the base salary, the agreement also provides for a quarterly bonus of the greater of (i) ten percent (10%) of the increase of the Corporation's net income over the same quarter of the previous fiscal year, or (ii) five percent (5%) of the Total Cash Flow with Total Cash Flow being defined as the net income, plus depreciation and amortization. Under the agreement, Mr. Lillie receives an automobile allowance and other fringe benefits and allowances. The agreement also provides that Mr. Lillie will be granted options to purchase up to 500,000 shares of the Company's Common Stock at an exercise price of $11.813 per share. Effective on the date of the Agreement, the option to purchase 100,000 of these shares vested, and options to purchase 100,000 shares will vest on each of the next four (4) anniversary dates of the Agreement. In the event of a "change of control" of the Company, as defined in the agreement, the agreement grants Mr. Lillie certain rights, including the right to resign at any time during twenty-four (24) months following the occurrence of the event, and to receive an amount of cash equal to his base salary and monthly allowances for the twenty-four (24) months preceding such resignation. In addition, any options to purchase stock not yet vested shall automatically vest on the date of such termination. In the event the Company terminates Mr. Lillie for cause, the Company has agreed to continue Mr. Lillie's base salary and car allowance for a period of one year. The agreement also provides that Mr. Lillie will not compete with the Company for two (2) years following the termination of his employment.

         ARTHUR D. TEK. On February 25, 1999, the Company executed an employment agreement with Arthur D. Tek whereby Mr. Tek commenced employment as the Company's Executive Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Tek will be employed for a term of five (5) years, beginning on March 12, 1999, with a base salary of $175,000 per year. The term of the agreement may only be extended by mutual agreement. If the Company elects not to renew the agreement, then Mr. Tek will be paid his base salary for one year or until he accepts a position with another company. In addition to the base salary, the agreement provides Mr. Tek an annual bonus up to $75,000 per year, based on a bonus plan similar to the one in existence for the President and Chief Executive Officer. The agreement also provided for Mr. Tek to be paid or reimbursed for the relocation of his primary residence from Florida to Nashville, Tennessee, including certain lodging expenses in Nashville, Tennessee. The agreement granted Mr. Tek options to purchase up to 150,000 shares of Common Stock at an exercise price of $13.00 per share during the term of the agreement. Of those options, options to purchase 30,000 shares vested on March 12, 1999, and additional options to purchase 24,000 shares vest on each anniversary date thereafter for five years. The options expire on the earlier to occur of (a) five years after the date of vesting or (b) 90 days after termination of Mr. Tek's employment with the Company. If within two years of a "change of control", as defined in the agreement, the Company terminates Mr. Tek without cause or Mr. Tek resigns, then the Company has agreed to continue Mr. Tek's base salary for a period of two years or the remainder of the term of the agreement, whichever is shorter, and has also agreed to extend the time during which Mr. Tek can exercise his stock options to one (1) year following the termination. In the event the Company terminates Mr. Tek without cause or Mr. Tek resigns due to the Company's breach of the agreement, then the Company has agreed to continue Mr. Tek's base salary for one year, unless he accepts a position with another company. The agreement also provides that Mr. Tek will not compete with the Company for one year following the termination of his employment, unless the agreement is terminated by the Company without cause or by Mr. Tek due to the Company's breach of the agreement.

COMPENSATION OF DIRECTORS

         In June 1997, each director was granted an option to purchase 10,000 shares of the Common Stock of the Company at a price of $2.875 per share. These options expire in June 2002 if not exercised prior to such date. Beginning in 1998, the Company paid each director $500 for each meeting attended ($100 if attendance is by telephone), along with the director's expenses associated with attending the meeting. Effective December 2, 1998, the amount paid to Directors was increased to $1,000 for each meeting attended ($500 if attendance is by telephone). Effective January 1, 1998, the Company also granted to each director an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $3.75, the market price on the date issued. Effective December 2, 1998 the Company also granted to each director an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $6.969, the market price on the date granted.

OMNIBUS STOCK INCENTIVE PLAN

         The Company's Omnibus Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on October 15, 1991, and approved by the Company's shareholders at the 1991 annual meeting of shareholders. The Plan was amended at the 1996 annual meeting of shareholders to make certain technical changes.

         A special administrative committee of the Board of Directors was appointed to administer the plan. All employees of the Company are eligible to receive stock options and/or stock appreciation rights under the plan. Options granted under the Plan can be either incentive stock options or nonqualified stock options. Incentive stock options to purchase Common Stock may be granted at not less than 100% of fair market value of the Common Stock on the date of the grant.

         SARs generally entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of the grant.

         A maximum of 1,500,000 shares of Common Stock may be issued upon the exercise of options and SARs.

         No option or SAR may be granted after October 15, 2001. No option that is an incentive stock option nor any corresponding SAR related to such option shall be exercisable after the expiration of ten (10) years from the date such option or SAR was granted or after the expiration of five (5) years in the case of any such option or SAR that was granted to a 10% shareholder.

         As of February 25, 2000, stock options for 871,100 shares of Common Stock have been granted under the Plan and were outstanding and unexercised. A total of 570,000 shares of Common Stock of the Company have been previously issued upon exercise of stock options issued under the Plan. Mr. Lillie's options were not granted by the Company pursuant to the Plan. The Company has never issued any SARs.


                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of the Company does not have a Compensation Committee. All directors of the Company participate in executive compensation decisions. The members of the Board of Directors during the fiscal year ended June 30, 1999, were J.D. Clinton, A.E. Jolley, Joseph I. Overholt, Frank A. Woods, J. Daniel Sullivan, Patricia E. Mitchell, Donna Hilley, and Kent E. Lillie. All of these directors served for the entire fiscal year with the exception of Ms. Hilley, who was elected on December 2, 1998 and Patricia E. Mitchell, who resigned effective January 27, 1999.

TRANSACTIONS WITH RELATED PARTIES

         In September 1998, the Company relocated its studios and headquarters to newly constructed facilities in Nashville, Tennessee. The real property for the new facility was initially acquired by a limited liability company organized by individuals related to J.D. Clinton, and that company obtained a construction loan (the "Facility Loan") in January 1998 from a commercial lender to build the facility. The loan was guaranteed by the Company and also was personally guaranteed by Mr. Clinton. The Company agreed to pay to Mr. Clinton an annual fee equal to 1% of the amount of the Facility Loan in consideration for Mr. Clinton's guaranty, which was to be payable in either cash or in stock of the Company. In March 1998, the Company acquired the facility by acquiring all of the ownership interest in the limited liability company for a price equal to the balance due on the Facility Loan, thereby generating no profits for the owners of the limited liability company. The Company paid the Facility Loan in full upon the acquisition of the limited liability company, thereby terminating Mr. Clinton's guaranty. As a result of the agreement to pay a fee to Mr. Clinton for his guaranty, the Company issued to Mr. Clinton a total of 11,226 shares of Common Stock. The Company also retained the services of a development company with respect to the construction and development of the facility, and paid a development fee of approximately $165,000 for its services. The development company is owned by Stephen Sanders, an individual who is related to J.D. Clinton. The Board of Directors of the Company approved the development agreement and determined that the agreed upon fee was in an amount considered normal and typical in the industry for the type of services to be rendered.

         In connection with the relocation of Kent E. Lillie's primary residence from Atlanta, Georgia, to Nashville, Tennessee, the Company has made an interest-free loan to Mr. Lillie in the principal amount of $800,000. See "MANAGEMENT C Employment Agreements C Kent E. Lillie" herein.

         On September 1, 1999, the Company entered into a lease agreement with INSOUTH Bank under which the Company leased approximately 9,244 square feet of office space in a commercial building which is adjacent to the main offices of the Company in Nashville. The lease is for a term of five (5) years, with renewal options, at a lease rate that was determined by the Company to be comparable to the lease rates for comparable space in the area. J.D. Clinton is the controlling shareholder of INSOUTH Bank.

                        REPORT ON EXECUTIVE COMPENSATION

         The Company's Board of Directors makes decisions on compensation of the Company's executives. Each member of the Board, except for Kent E. Lillie, is a non-employee director. It is the responsibility of the Board to assure that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively service the interests of the Company and its stockholders. Pursuant to rules of the Securities and Exchange Commission ("SEC") designed to enhance disclosure of corporate policies toward executive compensation, set forth below is the report of the Board of Directors with respect to executive compensation.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

         The Company believes that the most effective executive compensation program aligns the interest of the Company's executives with the interests of its stockholders. The Company's primary corporate mission is to achieve profitability on a consistent basis and thereby enhance long-term stockholder value. In pursuit of that mission, the Board seeks to maintain a strong positive nexus between this mission and its compensation and benefit goals.

         The Company's executive compensation program exemplifies the Board's commitment to that nexus. The Company provides only minimal perquisites to its executive officers, relying instead upon compensation methods that emphasize overall Company performance. In addition, the Company maintains no contractual arrangements with any executive officer, other than its agreements with its President and CFO, thereby enhancing the opportunities for performance-based rewards to individuals.

         The Company's executive compensation program supports the Company's mission by:

- Directly aligning the interests of executive officers with the long-term interests of the Company's stockholders by making Company stock appreciation over the long term the cornerstone of executive compensation through awards that can result in the ownership of substantial amounts of the Company's Common Stock.

- Providing compensation opportunities that create an environment that attracts and retains talented executives on a long-term basis.

- Emphasizing pay for performance by having a meaningful portion of executive compensation "at risk."

         At present, the Company's executive compensation program is comprised of three primary components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of stock options. Two of the three components of the Company's executive compensation plan -- bonus and stock options -- directly relate to overall performance by the Company. With respect to the third component -- salary -- the Company seeks to be at or below market, placing primary emphasis on the opportunities for greater reward through the availability of performance-based reward mechanisms.

BASE SALARY

         The base salary of the Company's President, as listed in the Summary Compensation Table, is governed by an employment agreement with the Company. As a part of its search for a President in 1993, the Board determined that in order to attract an individual with knowledge and experience necessary to implement the Company's mission, the Company needed to provide that individual with a certain level of compensation. The Board also determined to place a greater portion of the compensation package in performance-based compensation (i.e., performance bonus and stock options), thereby providing an incentive for outstanding performance and minimizing the amount of guaranteed compensation. The Board believes that the employment agreement with Mr. Lillie contains an appropriate mix of guaranteed and performance-based compensation.

         The Company has no other employment agreements with any other employees, other than its CFO. All other executive officer salaries are evaluated on an annual basis. In determining appropriate salary levels and salary increases, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity and external pay practices. In this regard, the Board attempts to set base salaries of all executive officers at rates at or below the rates of other individuals in equivalent positions in the market area. The Board determines those rates from information gathered by its members.

ANNUAL BONUS

         The Board believes that annual bonuses to executive officers encourage management to focus attention on key operational goals of the Company, and corporate and business earnings are the main performance measure for awards of bonuses. In that regard, the agreement with the Company's President provides a quarterly bonus of the greater of (i) ten percent (10%) of the increase of the Corporation's net income over the same quarter of the previous fiscal year, or
(ii) five percent (5%) of the Total Cash Flow with Total Cash Flow being defined as the net income, plus depreciation and amortization. In addition, the agreement with the Company's CFO provides for a bonus equal to 25% of the amount of the bonus paid to the President up to $75,000, and the Company may also pay the CFO a discretionary bonus. With respect to the other executive officers of the Company, the Board does not have a formal annual incentive plan. Instead, the Board has elected to review the corporate and business performance of the Company on a periodic basis, and make awards to executive officers if appropriate. In determining appropriate annual bonuses, the Board considers achievement of the Company's mission, level of responsibility, individual performance, internal equity, and external pay practices. In the fiscal year ended June 30, 1999, the Board elected to award cash bonuses to one executive officer (Mr. Herter).

LONG-TERM INCENTIVES

         The Company's only current long-term incentive compensation is stock options that are directly related to improvement in long-term stockholder value. The Board believes that stock option grants provide an incentive to executive officers that focuses each officer's attention on managing the Company from the perspective of an owner with an equity stake in the business. In addition, the Board believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the Company's stockholders.

         The options granted to executive officers provide the right to purchase shares of Common Stock usually at the fair market value on the date of grant. Usually, each stock option becomes vested and exercisable over a period of time, generally five years. The number of shares covered by each grant reflects the Board's assessment of the executive's level of responsibility, and his or her past and anticipated contributions to the Company. The size of option grants to individual executives is designed to reflect the impact the individual has on decisions that affect the overall success of the Company.

         The Company granted no stock options for shares of Common Stock to its officers in the fiscal year ended June 30, 1993, and the Company granted stock options for 210,000 shares of Common Stock to its officers, other than the President, in the fiscal year ended June 30, 1994. In the fiscal year ended June 30, 1995, the Company awarded officers options to purchase up to 140,000 shares of Common Stock. In the fiscal year ended June 30, 1996, the Company awarded officers options to purchase up to 225,000 shares of Common Stock. In the fiscal year ended June 30, 1997, the Company awarded officers options to purchase up to 145,000 shares of Common Stock. In the fiscal year ended June 30, 1998, the Company awarded officers options to purchase up to 485,000 shares of Common Stock. In the fiscal year ended June 30, 1999, the Company awarded executive officers options to purchase up to 270,000 shares of Common Stock. Since June 30, 1999, the Company has awarded its executive officers options to purchase up to 170,000 shares of Common Stock. These totals are exclusive of stock options granted to Kent E. Lillie and are net of any options that expired without being exercised.

CHIEF EXECUTIVE COMPENSATION

         The regulations of the SEC require the Board to disclose the basis for the compensation of the Company's chief executive officer relative to the Company's performance. The Company's chief executive officer is its President, Kent E. Lillie. Mr. Lillie's compensation is governed by the terms of an employment agreement dated September 25, 1993, and a second employment agreement dated July 1, 1997, and a third employment agreement dated January 27, 1999.

         The Board's general approach in establishing Mr. Lillie's compensation was to provide a base salary below market, augmented by an annual bonus based upon specific corporate-wide performance criteria, and stock options reflective of the value of that performance. The Board approved a current base salary of $225,000 as provided by the third Employment Agreement, and a quarterly bonus based upon the financial performance of the Company. The Board determined, based upon the information available, that the base salary and annual bonus was below the market rate and within the Company's overall internal compensation goal. Mr. Lillie was not paid a bonus for the fiscal year ended June 30, 1999. Consistent with the goals stated above, that fact reflects the Company's overall performance during that fiscal year and not Mr. Lillie's performance.

         As a part of the first employment agreement, dated September 25, 1993, Mr. Lillie was granted options to purchase up to 600,000 shares of the Company's Common Stock at an exercise price of $1.00 per share. Those options vest over a period of five (5) years, with 100,000 shares vesting immediately upon employment. The Board granted Mr. Lillie an option to purchase 500,000 shares of its Common Stock as additional long-term incentive during the fiscal year ended June 30, 1997. Effective July 1, 1997, the Company and Mr. Lillie entered into a new employment agreement, under which Mr. Lillie received options to purchase 50,000 shares of the Company's Common Stock and certain changes were made in the computation of Mr. Lillie's bonus. Effective January 27, 1999, the Company and Mr. Lillie entered into a new employment agreement, under which Mr. Lillie received options to purchase 500,000 shares of the Company's Common Stock. See "Employment Agreements" herein.

THE FOREGOING REPORT IS SUBMITTED BY ALL MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS WHOSE MEMBERS ARE AS FOLLOWS:


         J.D. Clinton               A.E. Jolley             J. Daniel Sullivan
         Kent E. Lillie             Frank A. Woods          Joseph I. Overholt


                         STOCKHOLDER RETURN COMPARISONS

         The following line-graph compares the cumulative stockholder returns for the Company over the past five (5) years with a broad market equity index and a published industry or line-of-business index. For these purposes, the Company has chosen the Nasdaq Market Index and a Peer Group Index composed of a combination of those industries classified as "Media - Broadcasting - TV" and "Retail - Catalog & Mail Order Houses" by Media General Financial Services, Inc. The chart below uses as a beginning price the average of the high and low bid of the Company's Stock on June 30, 1994 (the last trading day prior to fiscal year
1995), and assumes $100 invested on that date.



                                                                          FISCAL YEAR ENDING
                                                                          ------------------
       COMPANY/INDEX/MARKET
       --------------------

                                               6/30/94     6/30/95     6/30/96     6/30/97      6/30/98     6/30/99

       Shop At Home, Inc.                       100.00      141.75      200.00      144.85       183.51      459.28

       Peer Group Index                         100.00       56.82       76.57       73.64        93.45       86.22

       NASDAQ Market Index                      100.00      117.28      147.64      177.85       235.75      330.37

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Officers, directors and certain shareholders of companies which have equity securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the "Securities Exchange Act"), must file certain periodic reports (identified as Forms 3, 4 and 5) with respect to their stock ownership of the company, and certain changes therein. Based solely upon a review of the Forms 3 and 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to the most recent fiscal year, no director, officer, or shareholder beneficially owning more than 10% of any class of equity securities failed on a timely basis to file reports required by
Section 16(a) of the Exchange Act:


                                 PROPOSAL NO. 2
                         1999 EMPLOYEE STOCK OPTION PLAN

         At the Annual Meeting, stockholders will vote on approval of the Company's 1999 Employee Stock Option Plan (the "1999 Plan"). The Board of Directors approved the 1999 Plan on July 21, 1999, subject to approval by stockholders. A copy of the 1999 Plan is annexed as EXHIBIT A to this Proxy Statement. Approval of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

         The award of options pursuant to the 1999 Plan is intended to benefit the Company by (i) assisting it in recruiting and retaining officers and key employees with ability and initiative, (ii) providing personal financial incentive for officers and key employees, and (iii) associating the interests of officers and key employees with those of the Company and its shareholders through opportunities for increased stock ownership.

         The descriptions of the 1999 Plan set out herein are summaries, and as such, do not modify or amend any term or provision of the 1999 Plan, to which reference is hereby made for a fuller and complete description of such terms and provisions.

GENERAL INFORMATION

         The 1999 Plan will be administered by the full Board of Directors or a committee of the Board (the "Committee") consisting of two or more non-employee directors, as defined in Rule 16b-3 promulgated under the Securities Exchange Act. All directors and key employees of the Company and its subsidiaries (persons to whom options are granted are referred to as "Participants"), shall be eligible to receive options under the 1999 Plan; no director or other person who is not also an employee of the Company or a subsidiary shall be eligible to receive "incentive stock options" ("ISOs"), as defined under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the 1999 Plan, the Board or the Committee shall select the directors and key employees to whom options will be granted, determine the number of shares of Common Stock that will be subject to each option, and determine the time when options will be granted, the manner in which each option is exercisable, the duration of the exercise period, and the terms of conditions of options that are based on performance. Under the 1999 Plan, the Board or the Committee is authorized to include in an option agreement such other terms and conditions that are not inconsistent with the 1999 Plan and which the Board or the Committee deem appropriate.

         The maximum number of shares of Common Stock that may be subject to options granted under the 1999 Plan is 3,000,000. The shares that may be issued under the 1999 Plan may be authorized but unissued shares. If there is a stock split, stock dividend, recapitalization, spin-off of assets, or other relevant change affecting the Common Stock, the maximum number of shares issuable under the 1999 Plan or to any Participant and the number of shares subject to, and the option price of, outstanding options will be equitably adjusted by the Committee.

TERM OF OPTIONS

         An option entitles the holder to purchase the number of shares subject to the option at the option exercise price specified in the 1999 Plan. For all options granted under the 1999 Plan, the option exercise price will be equal to the fair market value of a share of Common Stock on the date of the grant, unless the person to whom an option is granted owns more than ten percent (10%) of the total voting stock of the Company, in which case the exercise price must not be less than 110% of the fair market value of the stock at the time of the grant. Each option may be exercised in full or in part and at such time as the Committee determines at the time of grant.

         The option exercise price may be paid in cash or, unless the Committee determines otherwise, in shares of Common Stock or in a combination of cash and such shares.

         Each option agreement shall specify the expiration date of the option, which for ISO's shall not be more than ten years after the date of grant or five years in the case of an ISO granted to a ten percent shareholder. Upon the Participant=s death, the options may be exercised, to the extent exercisable by the Participant at the date of death, by the appropriate representative of the Participant=s estate. The Board or the Committee may treat a period when the Participant is on military or other leave of absence as a period of employment. If the leave exceeds 90 days and reemployment by the Company is not guaranteed, the Participant=s employment shall be deemed to have terminated on the 91st day of the leave.

         Options are not transferable except by will or by the laws of descent and distribution.

CHANGE OF CONTROL

         The Board or the Committee may provide that an option shall be exercisable, even if not then vested, in full or in part on or after a change in control of the Company. A "change of control" is defined in the 1999 Plan to occur upon (i) the sale of all, or substantially all, of the assets of the Company to a person which is not controlled by the Company, (ii) the approval by the Company=s shareholders of a plan of liquidation, or (iii) a change in control under the Securities Exchange Act, except that a change in control shall be considered to have occurred if a person becomes the beneficial owner of 30% or more of the voting stock of the Company, unless the Board has approved the acquisition. A change of control shall also be considered to have occurred if the members of the current Board of Directors (and future Directors who are approved by a majority of the Board and approved by the shareholders) cease to constitute a majority of the Board, or if both J.D. Clinton ceases to be Chairman of the Board and Kent Lillie ceases to be either the Chief Executive Officer or Chairman of the Board.

PLAN AMENDMENTS

         The Board may amend, suspend or terminate the 1999 Plan at any time, except that shareholder approval shall be required for any amendment which would
(i) change the number of shares of Common Stock which may be delivered under the 1999 Plan, (ii) change the employees or class of employees eligible to receive ISOs, or (iii) require shareholder approval under applicable federal or state law.

TAX EFFECTS OF PLAN PARTICIPATION

         Federal Income Tax Treatment. The 1999 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code. The 1999 Plan has been structured, however, so that options granted thereunder may qualify as ISOs.

          ISOs. The grant of an ISO has no immediate federal income tax consequences to the Company or to the Participant. Likewise, the exercise of an ISO will not have an immediate federal income tax consequence to the Company or the Participant. The exercise of an ISO, however, may subject the Participant to federal alternative minimum tax in the year in which the ISO is exercised.

         To qualify for treatment as an ISO, (i) a Participant may not dispose of any shares received upon the exercise of an option within two years from the date of grant or within one year from the date of the issuance of such shares

(together the "Holding Periods"), and (ii) a Participant who ceases to be an employee of the Company must exercise his or her option within three months after the date of his or her cessation of employment or, in the event of the Participant's cessation of employment due to permanent or total disability, within one year of his or her cessation of employment. In the event of the Participant's death, provided (i) the Participant was employed by the Company or its affiliates on the date of his or her death, or within three months of his or her death, and (ii) the Participant's estate or the person or persons to whom the Participant's rights pass by will or by the laws of descent or distribution, comply with all other terms of the option, the option will continue to qualify for treatment as an ISO.

         If the option qualifies for treatment as an ISO, the Participant recognizes no taxable gain or loss either on the grant or the exercise of the ISO. The Participant will generally recognize long-term capital gain or loss upon the sale of any shares received upon the exercise of an option provided the holding period applicable to long-term capital assets is satisfied. The Participant's gain will be equal to the difference between the net sale proceeds and the Participant's tax basis in the Common Stock received upon exercise of the ISO. Generally, the Participant's tax basis will be equal to the option price. Since the Participant recognizes no compensation income with respect to an ISO (except upon the occurrence of a disqualifying event, as discussed below), the Company is not entitled to any compensation tax deduction with respect to an ISO.

         If the Participant takes action which disqualifies the option from treatment as an ISO (such as the failure to meet the Holding Periods), then the Participant will recognize compensation or ordinary income in the year of the disqualifying event, and the Company will receive a tax deduction from its income in the tax year in which the Participant recognizes income, in an amount equal to the lesser of (i) the fair market value on the date of exercise minus the option price of the optioned shares, and (ii) the amount realized on the disposition minus the option price. The balance of the Participant's gain on disposition of the shares acquired pursuant to the exercise of the option will be long-term capital gain, provided the holding period applicable to long-term capital assets is satisfied. For this purpose, the Participant's tax basis in the stock will include any ordinary income recognized on the disqualifying disposition of the stock.

         Any ordinary income recognized by the Participant will constitute wages for federal income and employment tax purposes. Accordingly, the Company may make whatever arrangements are necessary to ensure that funds equaling the amount of income and employment taxes required to be withheld are available for payment.

          Nonqualified Options. The Participant will recognize no taxable gain or loss on the grant of a nonqualified option under the 1999 Plan. Upon exercise of a nonqualified stock option, the Participant will recognize compensation or ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the option price of such shares. Upon a subsequent sale of the stock, the Participant will recognize short-term or long-term capital gain or loss depending upon the Participant's holding period for the stock. The Participant's gain will be equal to the difference between the net sale proceeds and the Participant's tax basis in the Common Stock received upon exercise of the nonqualified option. Generally, the Participant's tax basis will be equal to the option price plus the compensation income recognized at the time the nonqualified option is exercised. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the Participant upon the Participant's exercise of the option.

EXISTING PLAN

         The Company's 1991 Omnibus Stock Incentive Plan (the "1991 Plan") authorizes the committee which administers the 1991 Plan to grant various stock incentives, including stock options, to employees of the Company and its subsidiaries. The number of shares of Common Stock available as of any given date for stock incentives under the 1991 Plan may not exceed 1,500,000 shares of Common Stock. Approval of the 1999 Plan will not alter or affect the administration of the 1991 Plan or any options granted thereunder.

STOCKHOLDER RESOLUTION

         In order to effect approval and adoption of the Plan by stockholders, the following resolution will be presented to the Annual Meeting:

         RESOLVED, that the Shop At Home, Inc., 1999 Stock Option Plan as set forth at Exhibit A to the Proxy Statement for the Annual Meeting of Stockholders of the Company to be held on March 30, 2000, be, and the same is hereby, approved and adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN.

                                 PROPOSAL NO. 3
                              KENT E. LILLIE OPTION

         At the Annual Meeting, stockholders will vote on approval of the grant by the Board of Directors of an option to Kent E. Lillie, the Company's President and Chief Executive Officer, to purchase 500,000 shares of Common Stock of the Company (the "Lillie Stock Option"). The Lillie Stock Option was approved by the Board of Directors on January 27, 1999. A copy of the Lillie Stock Option is annexed as EXHIBIT B to this Proxy Statement. Approval of the Lillie Stock Option requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

         The award of options pursuant to the Lillie Stock Option is intended to benefit the Company by (i) assisting it in retaining Kent E. Lillie as its President and Chief Executive Officer as a valuable employee who has been directly responsible for the Company's growth and financial success, (ii) permitting the Company to enter into a newly negotiated employment agreement with Mr. Lillie which, among other provisions, extended the term of his employment with the Company and also extended the period during which he has agreed not to compete with the Company, after the termination of this Employment Agreement, to two years, (iii) providing personal financial incentive for Mr. Lillie, and (iv) associating the interests of Mr. Lillie with those of the Company and its shareholders through opportunities for increased stock ownership.

         The descriptions of the Lillie Stock Option set out herein are summaries, and as such, do not modify or amend any term or provision of the Lillie Stock Option, to which reference is hereby made for a fuller and complete description of such terms and provisions.

         GENERAL INFORMATION

         The Lillie Stock Option was approved by the Board of Directors of the Company on January 27, 1999. Mr. Lillie was the only employee of the Company to whom an option was granted at that time. Prior to this date Mr. Lillie has previously been granted options to purchase a total of 1,175,000 shares of the Common Stock of the Company. These consist of a grant on September 25, 1993 of an option to purchase 600,000 shares; the grant of an option on June 21, 1996 to purchase 500,000 shares; and the grant of an option on July 1, 1997 to purchase 50,000 shares, all issued to Mr. Lillie in connection with his position as President and Chief Executive Officer of the Company and his performance in that position. See "Election of Directors - Chief Executive Compensation" herein. In addition, as a director, Mr. Lillie has received options to purchase a total of 25,000 shares of Common Stock, which options were granted at various dates to each of the Company's directors at the date of the grant. See "Election of Directors - Compensation of Directors" herein.

         The shares that may be issued under the Lillie Stock Option may be authorized but unissued shares. If there is a stock split, stock dividend, recapitalization, spin-off of assets, or other relevant change affecting the Common Stock, the maximum number of shares issuable under the Lillie Stock Option and the number of shares subject to, and the option price of, outstanding options will be equitably adjusted.

         TERM OF OPTIONS

         The Lillie Stock Option entitles Mr. Lillie to purchase up to 500,000 shares of the Company's Common Stock at an exercise price of $11.813 per share. Of the total of 500,000 shares, the option to purchase up to 100,000 shares vested on January 27, 1999, and an option to purchase an additional 100,000 shares vest on each January 27 thereafter for the following four years. Each option terminates five (5) years after the date of vesting if not exercised by that date.

              In the event Mr. Lillie resigns his position with the Company, or the Company terminates him for cause, all of Mr. Lillie's rights with respect to option not yet vested shall terminate. In the event of Mr. Lillie's death, all options which would have vested within one year after his death shall vest. In the event Mr. Lillie resigns with 24 months of the occurrence of a change of control of the Company, or the Company terminates Mr. Lillie for any reason other than for cause, complete disability of death, all of Mr. Lillie's rights with respect to option not yet vested, shall vest as of the date of his termination. For cause is defined in the option agreement to include the commission of certain dishonest acts, competing with the Company in violation of his employment agreement, conducting himself in a manner substantially detrimental to the Company, conviction of certain crimes, and the removal of Mr. Lillie from his position by a governmental regulatory authority.

         A "change of control" is deemed to occur upon (i) the sale of all, or substantially all, of the assets of the Company to a person which is not controlled by the Company, (ii) the approval by the Company's shareholders of a plan of liquidation, or (iii) a change in control under the Securities Exchange Act, except that a change in control shall be considered to have occurred if a person becomes the beneficial owner of 30% or more of the voting stock of the Company, unless the Board has approved the acquisition. A change of control shall also be considered to have occurred (i) if any person has voting control with respect to the election of directors of more of the stock of the Company than SAH Holdings, Ltd., or (ii) if J.D. Clinton is not elected to or is removed from the Board of Directors (other than by the mutual decision of Mr. Clinton and Mr. Lillie; or (iii) J.D. Clinton ceases to be the Chairman of the Board of Directors and Mr. Lillie is neither the Company's chief executive office or chairman.

         TAX EFFECTS

         Federal Income Tax Treatment. The Lillie Stock Option is not, nor is it intended to be, qualified under Section 401(a) of the Code, and the Lillie Stock Option does not qualify as an ISO. As a nonqualified option, Mr. Lillie will recognize no taxable gain or loss on the grant of the Lillie Stock Option. Upon exercise of a nonqualified stock option, the Mr. Lillie will recognize compensation or ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock received over the option price of such shares. Upon a subsequent sale of the stock, the Mr. Lillie will recognize short-term or long-term capital gain or loss depending upon the Mr. Lillie's holding period for the stock. The Mr. Lillie's gain will be equal to the difference between the net sale proceeds and the Mr. Lillie's tax basis in the Common Stock received upon exercise of the nonqualified option. Generally, the Mr. Lillie's tax basis will be equal to the option price plus the compensation income recognized at the time the nonqualified option is exercised. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the Mr. Lillie upon the Mr. Lillie's exercise of the option.

         STOCKHOLDER RESOLUTION

         In order to effect approval and adoption of the Plan by stockholders, the following resolution will be presented to the Annual Meeting:

RESOLVED, THAT THE SHOP AT HOME, INC., LILLIE STOCK OPTION AS SET FORTH AT EXHIBIT B TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON MARCH 30, 2000, BE, AND THE SAME IS HEREBY, APPROVED AND ADOPTED.


                                 PROPOSAL NO. 4
                                CHARTER AMENDMENT
                           CORPORATE TAKEOVER STATUTES

         The Board of Directors has approved and recommended to the stockholders a proposal to amend the Charter of the Company in order to make applicable to the Company certain Tennessee statutes which were enacted in an effort to make the acquisition of control of a Tennessee corporation more difficult or less desirable (the "Corporate Takeover Statutes"). The text of the proposed amendment is attached hereto as EXHIBIT C.

         At the annual meeting of shareholders held on December 2, 1998, the shareholders approved an amendment (the "1998 Amendment") to the Charter under which the Company waived the applicability of these statutes, to the extent permitted by law to do so. The Company agreed at that time to make the proposal and to recommend its adoption in order to obtain an order from the Department of Corporations of the State of California making the Company's offering of 11,500,000 shares of Common Stock and $75,000,000 of its 11% Senior Secured Notes due 2005 (the "Offerings") effective in the State of California in March 1998. The Company filed a registration statement with respect to the Offerings with the SEC and in virtually all of the fifty (50) states, the District of Columbia and Puerto Rico. The registration statement was made effective by the SEC on March 23, 1998. On March 17, 1998, the California Department of Corporations advised the Company that it would condition the registration of the Offerings in that state upon the Company's commitment to submit a proposal to its shareholders at their next meeting to "opt out of" or waive the application of Tennessee's Corporate Takeover Statutes to the Company, and further upon the Board of Directors agreeing to recommend the adoption of the proposal and to vote their shares to approve the proposal. California was the only state to make the registration in that state conditional upon these commitments; however, because the Company considered the registration of the Offerings in California to be important in the success of the Offerings, it agreed to the condition. If the registration had not been made effective in California, the Company and its underwriters believed their ability to sell the securities under the Offerings would have been significantly limited or eliminated.

         For the reasons set out below, the Board of Directors has since decided that the applicability of these statutes is in the best interests of the Company and its shareholders. Accordingly, the Board of Directors is recommending to the shareholders that the provisions added to the Charter in 1998 making these statutes inapplicable, now be removed from the Charter.

         Tennessee has a series of statutes that come within the classification of "Corporate Takeover Statutes," which statutes are summarized in the following paragraphs.

BUSINESS COMBINATIONS

         The Tennessee Business Combination Act, T.C.A. ss.48-103-201 et seq., generally prohibits a "resident domestic corporation" (defined below) from engaging in any "business combination" (defined to include mergers, consolidations, sales of certain assets, dissolutions, liquidations and other transactions) with any "interested shareholder" (generally defined as any person that, individually or with or through any of its affiliates or associates, beneficially owns 10% or more of the outstanding voting securities of the corporation) for a period of five years after the date the person becomes an interested shareholder unless (i) prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) the corporation's original charter or original bylaws provide that the corporation shall not be governed by the statute, or (iii) the holders of a majority of shares held continuously for at least one year approve an amendment to the corporation's charter or bylaws expressly electing not to be governed by the statute and expressly providing that such amendment shall not be effective until two years after the vote of the holders of such shares. Consummation of a business combination that is subject to the five-year moratorium is permitted after such period, provided that the transaction (i) complies with all applicable charter and bylaw requirements and (ii) either (a) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder or (b) meets certain fair price criteria.

         The Tennessee Business Combination Act defines a "resident domestic corporation" as an issuer of voting stock which is organized under the laws of Tennessee and meets two or more of the following requirements: (i) the corporation has, as of the last record date before the event requiring a determination to be made, more than either 10,000 or 10% of its shareholders are residents of Tennessee or more than 10% of its outstanding shares held by resident Tennessee shareholders, (ii) the corporation has its principal office or place of business in Tennessee, (iii) the corporation has the principal office or place of business of a significant subsidiary, representing not less than 25% of the corporation's consolidated net sales, located in Tennessee, (iv) the corporation employs more than 250 individuals in Tennessee or has a combined annual payroll paid to Tennessee residents in excess of $5,000,000, (v) the corporation produces goods and/or services in Tennessee which result in annual gross receipts in excess of $10,000,000, or (vi) the corporation has physical assets and/or deposits, including those of any subsidiary, located in Tennessee which exceed $10,000,000 in value.

         The Company believes that it qualifies as a "resident domestic corporation" under the above definition and that the Tennessee Business Combination Act would be applicable to the Company except for the 1998 Amendment. By voting for this proposal, the Tennessee Business Combination Act shall be applicable to the Company, and that could make an acquisition of control of the Company more difficult to accomplish.

CONTROL SHARE ACQUISITIONS

         The Tennessee Control Share Acquisition Act, T.C.A. ss.48-103-301 et seq., generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third or a majority) of the shares of certain domestic corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional shareholder approval is required when a shareholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the shareholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee Control Share Acquisition Act applies only to a Tennessee corporation whose charter or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporation are governed by and subject to the provisions of such act and the corporation has
(i) 100 or more shareholders, (ii) its principal place of business, its principal office, or substantial assets within Tennessee, and (iii) either (a) more than 10% of its shareholders as residents of Tennessee, (b) more than 10% of its shares owned by Tennessee residents, or (c) 10,000 or more shareholders are residents of Tennessee.

         The Amendment will make the Tennessee Control Share Acquisition Act applicable to the Company, provided the Company's Board of Directors subsequently adopt an amendment to the Company's bylaws making the statute applicable or if the Charter of the Company is subsequently amended to make the statute applicable.

INVESTOR PROTECTION LAWS

         The Tennessee Investor Protection Act, T.C.A. ss.48-103-101 et seq., provides that, unless a Tennessee corporation's board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which equity securities was purchased within one year prior to the proposed takeover offer, may offer to acquire any class of equity security of the offeree company pursuant to a tender offer if after the proposed acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase, (i) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company, (ii) makes a full, fair and effective disclosure of such intention to the person or persons from whom he or she intends to acquire such securities, and (iii) files with the Tennessee Commissioner of Commerce and Insurance (the "Commissioner") and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner. Such an offeror must provide that any equity securities of an offeree company deposited with or tendered to the offeror pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following the filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offeror also must accept securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and for which the offeror has offered to pay. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities previously accepted.

         The Tennessee Investor Protection Act does not apply to an offer involving a vote by holders of equity securities of the offeree company, pursuant to its charter, or a merger, consolidation or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation.

         A vote for the proposal shall have the effect of making the Tennessee Investor Protection Act applicable to the Company and that could make an acquisition of control of the Company more difficult to accomplish.

GREENMAIL

         The Tennessee Greenmail Act, T.C.A. ss.48-103-501 et seq., prohibits a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market prices of such shares during the 30 trading days preceding the purchase and sale or the 30 days preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The above statutes have the effect of making a takeover of control of the Company more difficult or otherwise might have the effect of discouraging potential takeover attempts.

REASONS FOR THE RECOMMENDATION

         This proposal is not in response to any specific effort to accumulate the Company's stock or to obtain control of the Company. However, the Board has determined that the Company should periodically review its ability to adequately respond to potential suitors. The Board, while not desiring either to entrench itself or management, has decided that it is in the best interest of shareholders, employees, vendors, and customers of the Company to ensure that the Company is not vulnerable to an undesirable acquisition.

         The Board recognizes that it is neither desirable nor possible to retain the ultimate power to determine whether to accept or reject an acquisition offer. However, as the elected governing body of the Company, the Board desires to maintain sufficient control over any potential acquisition so that it may serve the best interests of all stockholders in the Company.

         The Board has tried to strike a balance between the Directors' desire to safeguard the interests of both the Company and its shareholders against the shareholders' ultimate authority to decide the fate of the Company which they own.

         THE OVERALL EFFECT OF THESE PROPOSALS MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS TO MAKE DIFFICULT THE REMOVAL OF MANAGEMENT, EVEN IF SUCH TRANSACTION OR SUCH REMOVAL IS FAVORABLE TO SHAREHOLDERS. PLEASE READ THE PROPOSALS AND ACCOMPANYING MATERIAL CAREFULLY. However, these Amendments will strengthen the Board's ability to respond to unsolicited inquiries for the Company and to negotiate effectively with persons desiring to acquire substantial blocks of Company stock or control of the Company.

         The Company's stock is currently sold on the NASDAQ National Market System. Adoption of the Board's proposals will not cause NASDAQ to de-list the Company's stock.

         The Amendments to the Charter will become effective as soon as they are filed with the Secretary of State of the State of Tennessee, which the Company expects to occur as soon as practical after the annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE PROPOSAL.

                                 PROPOSAL NO. 5
                                 OTHER BUSINESS

         The Board of Directors of the Company currently is unaware of any proposal to be presented at the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. Should any other proposal properly come before the Annual Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion.


                                OTHER INFORMATION

INTERESTS OF COMPANY AFFILIATES

         None of the Company's directors, executive officers or principal shareholders, including any of their affiliates has any interest in the matters to be acted upon at the Annual Meeting, other than the specific matters described herein.

PROPOSALS OF SHAREHOLDERS

         Shareholders intending to submit proposals for presentation at the 2000 annual meeting of Shareholders of the Company for inclusion in the proxy statement and form of proxy relating to that meeting should forward those proposals to George J. Phillips, Secretary, Shop At Home, Inc., 5388 Hickory Hollow Parkway, Antioch, Tennessee 37013. Proposals must be in writing and must be received by the Company a reasonable time before the Company begins to print and mail its proxy material for the 2000 annual meeting. Proposals should be sent to the Company by certified mail, return receipt requested.

COST OF SOLICITATION OF PROXIES

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this Proxy Statement, will be borne by the Company. That solicitation will be made by mail, and also may be made by the Company's regular officers or employees, personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

ANNUAL REPORT

         The Company's 1999 Annual Report on Form 10-K/A and its Quarterly Report on Form 10-Q for the three months ended December 31, 1999 accompany this Proxy Statement. The Annual Report and the Quarterly Report do not form any part of the material for the solicitation of proxies.

                                    EXHIBIT A

                               SHOP AT HOME, INC.
                             1999 STOCK OPTION PLAN


         1. Purpose. The purpose of the Shop At Home, Inc. 1999 Stock Option Plan is to promote the interests of the Company by affording an incentive to directors and key employees to continue their service to the Company and its Subsidiaries and to use their best efforts on its behalf; and further to aid the Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of the Company and its Subsidiaries by having the means to offer to such persons an opportunity to acquire or increase their proprietary interest in the Company through the granting of incentive stock options and nonstatutory stock options to purchase the Company's stock pursuant to the terms of the Plan.

         2.       Definitions.

                  A.       "Board" means the Company's Board of Directors.

                  B. "Change in Control" means: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person that is not controlled by the Company, (b) the approval by the Company shareholders of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by the Company's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors unless the Board shall have expressly approved the transaction or acquisition that resulted in such Person becoming the beneficial owner of such voting power, or (ii) individuals who constitute the board of directors of the Company on the date this Plan is approved or ratified by the Company's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the date this Plan is approved or ratified by the Company's shareholders (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause
(ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by the Company's shareholders; or (iii) both J.D. Clinton ceases to be Chairman of the Board and Kent E. Lillie ceases to be either the Company's Chief Executive Officer or Chairman of the Board.

                  C. "Code" means the Internal Revenue Code of 1986, as amended.

                  D. "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 4.

                  E. "Common Stock" means the Company's $.0025 par value common stock or the Common Stock or securities of a Successor that have been substituted therefor pursuant to Section 9.

                  F. "Company" means Shop At Home, Inc., with its principal place of business at 5388 Hickory Hollow Parkway, Antioch, Tennessee 37013.

                  G. "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that is expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Board or the Committee may require.

                  H. "ISO" means an option to purchase Common Stock that at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

                  I. "NSO" means a nonstatutory stock option to purchase Common Stock that at the time the option is granted does not qualify as an ISO.

                  J. "Option Price" means the price to be paid for Common Stock upon the exercise of an option, in accordance with Section 7.E.

                  K. "Optionee" means a director or key employee to whom an option has been granted under the Plan.

                  L. "Optionee's Representative" means the personal representative of Optionee's estate, and after final settlement of Optionee's estate, the successor or successors entitled thereto by law.

                  M. "Plan" means the Shop At Home, Inc. 1999 Stock Option Plan, as set forth herein, and as amended from time to time.

                  N. "Subsidiary" means any "subsidiary corporation" that at the time an option is granted qualifies as a subsidiary of the Company as defined by Code Section 424(f).

                  O. "Successor" means the entity surviving a Change in Control.

                  P. "Ten Percent Shareholder" means an employee (including an employee director) who, at the time an option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary employing Optionee or of its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code
Section 424(f)) corporation.

         3.       Shares Subject to Plan.

                  A.       Authorized Unissued or Treasury Shares. Subject to
Section 9, shares to be delivered upon exercise of options shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

                  B. Aggregate Number of Shares. Subject to adjustments and substitutions made pursuant to Section 9, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed three million (3,000,000) of the Company's authorized shares of Common Stock.

                  C. Shares Subject to Expired Options. Shares of Common Stock subject to, but not delivered under, an option that expires or terminates for any reason without having been fully exercised shall be available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same director or key employee or other directors or key employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

         4. Administration. The Plan shall be administered by the full Board or Board committee consisting solely of two (2) or more non-employee directors, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time. The Board or the Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interest.

         5. Grant of Options. Subject to the terms and conditions of the Plan, the Board or the Committee shall have jurisdiction and discretion to: [i] select the directors and key employees to whom options are awarded; [ii] authorize the award of ISOs, NSOs or a combination of ISOs and NSOs, which may, in the Board's or the Committee's discretion, be performance-based options; [iii] determine the number of shares of Common Stock subject to each option; [iv] determine the time(s) when options will be granted, the manner in which each option is exercisable, and the duration of the exercise period; [v] determine the terms and conditions of performance-based options; [vi] fix other provisions of the option agreement that it deems necessary or desirable consistent with the terms of the Plan; and [vii] determine all other questions relating to the administration of the Plan. Any decision made, or action taken by the Board or the Committee in connection with the administration of the Plan, and the interpretation of any provision of the Plan by the Board or the Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Board or the Committee in administering the Plan.

         6. Eligibility. Directors and key employees of the Company and its Subsidiaries, including officers and directors, shall be eligible to receive options under the Plan; provided that no director or other person who is not also an employee of the Company or a Subsidiary shall be eligible to receive an ISO. Directors and key employees to whom options may be granted will be those selected by the Board or the Committee from time to time who, in the sole discretion of the Board or the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

         7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an option agreement signed by Optionee and approved by the Board or the Committee on the Company's behalf. An option agreement shall constitute a binding contract between the Company and Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Board or the Committee deems appropriate.

                  A. $100,000 ISO Limitation. The aggregate fair market value (determined as of the option grant date) of the stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of Optionee's employer corporation and its parent corporation and Subsidiaries shall not exceed One Hundred Thousand Dollars ($100,000.00). Options granted in excess of this limitation shall constitute NSOs.

                  B. Option Period. Subject to Section 7.F, each option agreement shall specify the period during which the option is exercisable and shall provide for expiration of the option at the end of such period. The Board or the Committee may extend the period except that no extension shall be made without Optionee's consent if the extension would disqualify the option as an ISO.

                  C. Option Vesting. Each option agreement shall specify the time(s) during the option period that the option vests and becomes exercisable. The option agreement may provide for vesting and exercise of the option in installments.

                  D.       Acceleration of Option Vesting.

                           [1] Change in Control. The Board or the Committee may provide in the option agreement for the exercise dates of outstanding options to accelerate and be fully or partially exercisable on or after the date of a Change in Control.

                           [2] Death or Disability. The Board or the Committee may provide in the option agreement for the exercise dates of outstanding options to accelerate and be fully or partially exercisable upon termination of Optionee's employment due to death and/or Disability.

                  E. Option Price. The Option Price per share of Common Stock shall be determined by the Board or the Committee at the time an option is granted, provided that the Option Price for an ISO shall be not less than fair market value at the time of grant (one hundred ten percent (110%) of the fair market value at the time of grant in the case of an ISO granted to a Ten Percent Shareholder). The Option Price shall be subject to adjustments in accordance with Section 9. The fair market value of Common Stock on any given measurement date shall be the closing bid price of the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on that date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System.

                  F. Option Expiration. An option shall cease to be exercisable upon expiration. Each option agreement shall specify the expiration date for the option. Notwithstanding the foregoing, the option agreement may not provide for an ISO to expire more than ten (10) years after the date of grant (five (5) years in the case of an ISO granted to a Ten Percent Shareholder). Upon Optionee's death, Optionee may exercise options, to the extent exercisable on the date of Optionee's death, by Optionee's Representative at any time before expiration of the option.

                  G. Leaves of Absence. The Board or the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of rights under the Plan. Notwithstanding the foregoing, in the case of an ISO, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, Optionee's employment by the Company or a Subsidiary shall be deemed to have terminated on the 91st day of the leave.

                  H. Payment of Option Price. Each option shall provide that the Option Price shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Board or the Committee deems appropriate, including, but not limited to, Common Stock already owned by Optionee having a total fair market value, as determined by the Board or the Committee, equal to the Option Price, or a combination of cash and Common Stock having a total fair market value, as determined by the Board or the Committee, equal to the Option Price.

                  I. Manner of Exercise. To exercise an option, Optionee shall deliver to the Company, or in the case of a cashless exercise, to a broker-dealer in the Common Stock with the original copy to the Company, the following: [i] advance written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by Optionee, or the broker-dealer, for such shares in cash, or if the Board or the Committee in its discretion agrees to so accept, by delivery to the Company of other Common Stock owned by Optionee, or in some combination of cash and such Common Stock acceptable to the Board or the Committee. As soon as administratively practicable after receipt of written notice of exercise, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, Optionee's right to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 7.E, on the business day preceding the day written notice of exercise is delivered to the Company. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part in installments at such time or times as the Board or the Committee may prescribe in the applicable option agreement.

                  J. Exercises Causing Loss of Compensation Deduction. No part of an option may be exercised to the extent the exercise would cause Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided that an ISO may not be exercised later than ten (10) years from the date of grant or five
(5) years in the case of a Ten Percent Shareholder, and further provided the option otherwise complies with the terms and conditions of the Plan and option agreement. This section shall not limit the exercise of an option in the event of a Change in Control to the extent provided by the Board or the Committee in the option agreement.

                  K. Investment Representation. Each option agreement may provide that, upon demand by the

Board, the Committee, Optionee or Optionee's Representative shall deliver to the Board or the Committee at the time of exercise of an option or portion thereof a written representation that the shares are being acquired for investment and not for resale or distribution. Delivery of the representation, if required by the Board or the Committee, shall be a condition precedent to the right of Optionee or Optionee's Representative to exercise the option.

                  L. ISOs. Each option agreement that provides for the grant of an ISO shall contain such terms and provisions as the Board or the Committee deems necessary or desirable to qualify the option as an ISO within the meaning of Code Section 422.

                  M. Transferability of Options. Options granted under the Plan may not be transferred by the Optionee except by will or the laws of descent and distribution, and may be exercised only by the Optionee during the Optionee's lifetime.

                  N. No Rights as Shareholder. No Optionee or Optionee's Representative shall have any rights as a shareholder with respect to Common Stock subject to an option before the date of transfer to the Optionee of a certificate or certificates for such shares.

                  O. No Rights to Continued Employment. Neither the Plan nor any option granted under the Plan shall confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee's employment.

         8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before [i] the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and [ii] the completion of any registration or qualification of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board or the Committee that such action is in the Company's best interest, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor form as shall then be available.

         9.       Capital Adjustments Affecting Stock, Mergers and
Consolidations.

                  A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. The price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of the option.

                  B. Mergers and Consolidations. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of stock of the Successor having rights and preferences no less favorable than the Common Stock, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase [i] that number of shares of stock of the Successor that have a value equal, as of the date of such merger, conversion or acquisition, to the value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to Optionee's option, [ii] for a purchase price per share that, when multiplied by the number of shares of stock of the Successor subject to the option, equal the aggregate exercise price at which Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to Optionee.

                  C. No Effect on Company's Rights. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         10. Amendment, Suspension, or Termination. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that no amendment shall be made without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders that would: [i] change the aggregate number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 9; or [ii] change the employees or class of employees eligible to receive ISOs; or [iii] require shareholder approval under applicable federal or state laws.

         11. Effective Date, Term and Approval. The effective date of the Plan shall be July 21, 1999 (the date of Board adoption of the Plan), subject to approval by shareholders of the Company holding not less than a majority of the shares present and voting at its 1999 Annual Shareholder Meeting. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

         12. Severability. The invalidity or unenforceability of any provision of the Plan or option agreement under the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the option agreement, and the invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

         13. Governing Law. The Plan shall be governed by the laws of the State of Tennessee.

                                    EXHIBIT B
                              KENT E. LILLIE OPTION

                                                                       EXHIBIT B

                               SHOP AT HOME, INC.

                             STOCK OPTION AGREEMENT

                                 KENT E. LILLIE

                  Options Granted:           500,000

                  Date of Grant:             January 27, 1999

                  Exercise Price:            $11.813


                                VESTING SCHEDULE:

               1.   100,000 Options Vest on January 27, 1999
               2.   100,000 Options Vest on January 27, 2000
               3.   100,000 Options Vest on January 27, 2001
               4.   100,000 Options Vest on January 27, 2002
               5.   100,000 Options Vest on January 27, 2003

         THIS AGREEMENT is made and entered into as of the January 27, 1999 by and between SHOP AT HOME, INC., a Tennessee corporation (herein the "Network"), and Kent E. Lillie (herein "Employee");

                              W I T N E S S E T H:

         WHEREAS, the Network engages in the business of retail sales of merchandise by sales presentations broadcast directly to potential customers by cable and satellite television and Internet transmissions commonly known as the "shop at home business"; and

         WHEREAS, Network employs Employee as President and Chief Executive Officer and wishes to provide a mechanism to reward Employee for his continued service.

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below. Capitalized terms in this Agreement have the meaning ascribed to such terms in the Plan unless otherwise defined herein.

                  1.1 "BENEFICIAL OWNER" shall have the meaning attributed to that term under Rule 13d-3 Of the Securities Exchange Act of 1934, as amended.

                  1.2 "CHANGE OF CONTROL" means: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Network (in one transaction or in a series of related transactions) to a person that is not controlled by the Network, (b) the approval by the Network's shareholders of any plan or proposal for the liquidation or dissolution of the Network, or (c) a change in control of the Network of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not the Network is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by the Network's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of the Network's outstanding securities ordinarily having the right to vote at elections of Directors unless the Board shall have expressly approved the transaction or acquisition that resulted in such Person becoming the beneficial owner of such voting power, or (ii) individuals who constitute the Board of Directors of the Network on the date this Plan is approved or ratified by the Network's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to such date whose election, or nomination for election by the Network's shareholders, was approved by a vote of at least a majority of the Directors comprising or deemed pursuant hereto to comprise the Board on the date this Plan is approved or ratified by the Network's shareholders (either by a specific vote or by approval of the proxy statement of the Network in which such person is named as a nominee for Director) shall be, for purposes of this clause (ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by the Network's shareholders; or (d) that results in any person, including its affiliates, owning or otherwise having voting control with respect to directors of the Corporation, of more of the issued and outstanding stock of the Corporation or any successor entity than SAH Holdings, L.P. and its affiliates (Global Network Television, Inc., Clinton Investments, L.P. or J.D. Clinton) or (e) J.D. Clinton is not elected to, or is removed from, the Board of Directors of the Corporation (other than by the mutual decision of J.D. Clinton and Employee); or
                           (f) both J.D. Clinton ceases to be Chairman of the Board and Kent E. Lillie ceases to be the Network's Chief Executive Officer or Chairman of the Board.

                  1.3 "DISABILITY" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that is expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Employee unable to engage in any substantial gainful activity. An Employee shall not be considered to have a Disability unless Employee furnishes proof of the existence thereof in such form and manner, and at such time, as the Board of Directors or the Compensation Committee of the Board may require.

                  1.4      "FOR CAUSE" shall mean any one of the following:

                           (a) The Employee commits an act of dishonesty, embezzlement or fraud against the Network.

                           (b) The Employee fails to use his/her best efforts on behalf of the Network, or conducts himself/herself in a manner substantially detrimental to the Network.

                           (c) Employee is convicted of a misdemeanor involving dishonesty, breach or trust or moral turpitude, or is convicted of a felony.

                           (d) Employee engages in the illegal usage of any drug.

                           (e) Any state or federal regulatory agency or court of competent jurisdiction issues an order requiring the Employee's removal from any duties or responsibilities for the Network.

2. STOCK OPTIONS. The Network hereby grants to Employee an option that is intended to be an incentive stock option pursuant to Code Section 422 to purchase up to 500,000 shares of the Network's Common Stock, $.0025 par value, at an exercise price of $11.813 per share, expiring the earlier of five (5) years from the date of vesting or ten (10) years from the date of grant. Such incentive stock option is granted pursuant to the Plan, and the exercise price of the option has been determined by the Board of Directors of the Network to be not less than one hundred percent (100%) of the fair market value of the stock as of the date of this Agreement. Pursuant to this Section, options to purchase 100,000 shares shall vest on January 27, 1999, with options to purchase 100,000 shares vesting on January 27th of each year thereafter, and continuing until all options shall have vested pursuant to the schedule on the first page of this Agreement.

         2.1 TERMINATION AND RESIGNATION. If the Employee resigns as an employee of the Network, or the Network terminates Employee for any reason, all options not yet vested shall terminate except as provided in Section 2.3. Upon the occurrence of such termination or resignation, Employee shall have one (1) year to exercise any previously vested options.

         2.2 DISABILITY OR DEATH. Upon the Employee's Disability or death any options that would vest within one (1) year of such disability or death shall vest and may be exercised by the executor, heir or legal representative of the deceased or by the disabled Employee so long as such options are exercised within one (1) year of the death or disability. All other options that do not vest under this section shall terminate.

         2.3 CHANGE OF CONTROL. Notwithstanding Section 2.1, in the event the Employee is terminated or resigns for any reason other than For Cause within twenty-four (24) months after the occurrence of a Change of Control, all outstanding options vest and the Employee has one (1) year to exercise such options. If the Employee is terminated For Cause, then all unvested options shall terminate.

3. EXERCISE OF OPTIONS. To exercise these options the Employee shall complete Exhibit A to this Agreement and must submit it with the payment for the Exercise Price times the number of shares being exercised. Upon confirmation that such shares are exercisable, that the payment presented is good and that such exercise is in compliance with this Agreement, the Network will direct its stock transfer agent to send the shares to the Employee or the Employer's stock brokerage account at the Employee's direction. These can be sent as actual certificates or they may be deposited electronically. The Employee agrees that because the Network wants to avoid even the appearance of any employee trading the Network's stock based on "insider" information or for other business reasons, that there may be times when the Network determines that there should be a "quiet period" during which employees may not sell stock. By accepting this Agreement, the Employee agrees not to sell any shares during such quite periods.

4. GOVERNING LAW AND VENUE. This Agreement is to be construed and enforced in accordance with and governed by the laws of the State of Tennessee, notwithstanding any conflicts of law doctrines of any jurisdiction to the contrary. The Employee waives any right to bring any action concerning this Agreement in any court other than the courts found in Davidson County, Tennessee.

5. RESERVATION OF SHARES. The Network shall at all times reserve and keep available a number of its authorized but unissued shares of its Common Stock sufficient to permit the exercise in full of these Options granted under this Agreement.

6. RESTRICTIONS ON SALE OF STOCK. The Options granted under this Agreement are not transferable or assignable except by will or by the applicable laws of descent and distribution, and only he or she may exercise them during the Employee's lifetime. If the Employee is an executive officer of the Network, or is deemed to be an "affiliate" of the Network, within the meaning ascribed to that term under Rule 144 of the Securities & Exchange Commission, the number of shares such person may transfer during any three month period will be restricted under the provisions of Rule 144. If the Employee is such a person, each certificate evidencing any of the shares acquired by Employee pursuant to the Option shall include a restrictive legend consistent with such limitation on transfers.

         The Options granted shall be registered on the books of the Network, which shall be kept by it's Corporate Secretary at its principal office, and shall be transferable only on said books by the registered owner hereof in person or by duly authorized attorney upon surrender of an Exercise Form attached hereto as Exhibit A properly endorsed, and only in compliance with the provisions of the Plan and this Agreement. The Network will record any exercises in its books indicating the number of shares having been exercised and the number of shares left to be exercised.

7.       CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS.

         A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of under option shall be automatically adjusted to take into account such capital adjustment. The price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of the option.

         B. Mergers and Consolidations. In the event the Network merges or consolidates with another entity, or all or a substantial portion of the Network's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of stock of the Successor having rights and preferences no less favorable than the Common Stock, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Employee shall have the right to purchase [i] that number of shares of stock of the Successor that have a value equal, as of the date of such merger, conversion or acquisition, to the value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Network theretofore subject to Employee's option, [ii] for a purchase price per share that, when multiplied by the number of shares of stock of the Successor subject to the option, equal the aggregate exercise price at which Employee could have acquired all of the shares of Common Stock of the Network theretofore optioned to Employee.

         C. No Effect on Network's Rights. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Network to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

8. NOTIFICATION OF SALE. The Employee agrees that if the shares obtained under this Agreement are sold within two (2) years from the date of grant and one (1) year of the date of exercise to give the Network's Corporate Secretary, at the address set out in Section 14 below, the sale price and the number of shares sold, within ten (10) days from the date of sale on the form attached hereto as Exhibit B.

9. LIMITATIONS OF DAMAGES. Employee agrees that notwithstanding any other provision of this Agreement to the contrary, Employee's sole and exclusive remedy for breach shall be for the Network to deliver any shares that are vested, properly exercisable and are properly exercised under the terms of the Plan and this Agreement. THE EMPLOYEE AGREES THAT THE NETWORK SHALL NOT BE LIABLE FOR SUCH EMPLOYEE'S CONSEQUENTIAL DAMAGES BECAUSE OF THE NETWORK'S BREACH OR ALLEGED BREACH OF THIS AGREEMENT, INCLUDING SUCH PARTY'S DAMAGES FOR LOST PROFITS, EVEN IF THOUGH BOTH PARTIES RECOGNIZE SUCH BREACH WOULD COST THE EMPLOYEE SUCH PROFITS AND CONSEQUENTIAL DAMAGES.

10. HOLD HARMLESS. Employee covenants and agrees that he or she will indemnify and hold harmless the Network from any and all losses, damages, liabilities, expenses or claims, including reasonable attorney fees, resulting from or arising out of any nonfulfillment by the Employee of any material provision of this Agreement.

11. VOID IF BREACH. The Network's obligations under this Agreement are contingent upon the Employee abiding by all agreements, including but not limited to any non-compete, confidentiality, non-inducement, non-appearance agreements, with the Network. Further the Employee agrees that any material breach of such agreements will cause the Network irreparable harm that is hard to measure and the Employee therefore agrees that for such material breach, Network shall be entitled, in addition to any other available remedies, to immediately terminate this Agreement. Upon Employee's material breach of such agreements, Employee agrees that the Network shall be immediately released from having to perform any of its obligations under this Agreement, in addition to whatever other relief that the Network may be entitled to under law or equity arising from the Employee's breach of such agreements.

12. WAIVER OF JURY TRIAL. Employee waives any right to a jury trial in any dispute concerning this Stock Option Agreement.

13. ASSIGNMENT. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Employee, and agree that this Agreement may not be assigned or transferred by Employee. The options hereunder may be exercised only by the Employee during the Employee's lifetime, or by Employee's representative in the event of death or disability to the extent the options were exercisable on the date of death or disability. The Network may assign this Agreement to its successors and assigns.

14. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of receipt if delivered or mailed, first class, certified mail, postage prepaid, with a copy by facsimile, if any is provided,:

                           To Network:

                                    Shop At Home, Inc.
                                    P.O. Box 305249
                                    Nashville, Tennessee  37230-5249
                                    Attention:  Corporate Secretary
                                    Telephone Number: (615) 263-8000
                                    Facsimile Number: (615) 263-8911

                           To Employee:


                                    Mr. Kent E. Lillie
                                    [Address]
                                    [Telephone Number]
                                    [Facsimile Number]


15. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto.

16. EMPLOYEE RESPONSIBLE FOR TAXES. The Employee is responsible for paying any taxes (both Federal and State) on any gain from the sale of stock obtained from the exercise of stock options. Employee should consult with his or her tax advisor concerning any questions about the tax liability arising from the sale of stock obtained through the exercise of stock options to determine, among other things, whether the Employee needs to pay quarterly estimated taxes on any gain.

17. NO RIGHTS AS STOCKHOLDER. This Agreement does not confer any rights of a stockholder on the Employee, except as to shares of common stock that are actually delivered to the Employee.

18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

19. HEADINGS. The headings set out in this Agreement are for convenience of reference and shall not be deemed a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                       SHOP AT HOME, INC.





                                       By: /s/ J.D. Clinton
                                          -------------------------------

                                       Title: Chairman
                                             ----------------------------


                                       EMPLOYEE:


                                        /s/ Kent E. Lillie
                                       ----------------------------------
                                       KENT E. LILLIE

                                    EXHIBIT C
                        PROPOSED AMENDMENT TO THE CHARTER
                              OF SHOP AT HOME, INC.


         Pursuant to the provisions of Sections 48-20-103 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following amendments to its Charter:

1. The name of the Corporation is:

                               Shop At Home, Inc.

2. The Charter of the Corporation is amended by deleting Paragraph 9 of the Charter in its entirety.

3. The Board of Directors of the Corporation recommended this amendment to the shareholders of the Corporation and the shareholders approved the amendment at a duly called and convened meeting held on March 30, 2000.

4. These Articles of Amendment shall be effective upon filing with the Office of the Secretary of State of the State of Tennessee.

                               SHOP AT HOME, INC.
        PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SHOP AT HOME, INC.
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 30, 2000.

   The undersigned hereby appoints A. E. Jolley and Joseph I. Overholt, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of Shop At Home, Inc. to be held at the offices of Shop At Home, Inc., located at 5388 Hickory Hollow Parkway, Antioch, Tennessee, on March 30, 2000, at 10:00 a.m., local time, and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

   [ ] FOR all the following nominees (except as indicated to the contrary below):

       J.D. Clinton, Kent E. Lillie, A. E. Jolley, Joseph I. Overholt, J. Daniel Sullivan and Frank A. Woods (to serve until the next annual meeting)

   [ ] AGAINST THE FOLLOWING NOMINEE(S) (PLEASE PRINT NAME(S)):

       -------------------------------------------------------------------------
   [ ] WITHHOLD AUTHORITY (ABSTAIN) TO VOTE FOR THE FOLLOWING NOMINEES (PLEASE
       PRINT NAME):

       -------------------------------------------------------------------------
   [ ] AGAINST ALL NOMINEES.

   [ ] WITHHOLD AUTHORITY (ABSTAIN) TO VOTE FOR ALL NOMINEES.

(2) To approve the 1999 Employee Stock Option Plan

          [ ] FOR       [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

             (PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)

(3) To approve the Kent E. Lillie Stock Option

          [ ] FOR       [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

(4) To approve an amendment to the Charter of the Company to provide that the Tennessee corporate takeover statutes will be applicable to the Company.

          [ ] FOR       [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

(5) In their discretion, to transact such other business as may properly be brought before the meeting or any adjournment thereof.

          [ ] FOR       [ ] AGAINST       [ ] WITHHOLD AUTHORITY (ABSTAIN)

   Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the 1999 Employee Stock Option Plan, FOR the Kent E. Lillie Stock Option, and FOR the Charter amendment.

                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 Date                     , 2000
                                                      --------------------

                                                 -------------------------------

                                                 -------------------------------
                                                 Please sign exactly as your
                                                 name appears at left. If
                                                 registered in the names of two
                                                 or more persons, each should
                                                 sign. Executors,
                                                 administrators, trustees,
                                                 guardians, attorneys, and
                                                 corporate officers should show
                                                 their full titles.

--------------------------------------------------------------------------------

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